Exhibit 99.1
Ranger Oil Corporation Reports Second Quarter Results
Achieved high-end of sales volumes guidance
Closed additional bolt-on acquisitions and updated share repurchase progress
Increased full-year 2022 sales volumes outlook and updated capital guidance

HOUSTON, August 2, 2022 (ACCESSWIRE) – Ranger Oil Corporation (“Ranger” or the “Company”) (Nasdaq:ROCC) today announced financial and operational results for the second quarter of 2022.

Second Quarter Highlights:
•Achieved upper-end of quarterly sales guidance with total sales of 38.5 thousand barrels of oil equivalent per day (“Mboe/d”) and crude oil sales of 27.5 thousand barrels per day (“Mbbl/d”)
•Posted net income of $148.0 million and adjusted net income1 of $120.4 million
•Generated adjusted EBITDAX1 of $189.8 million and net cash provided by operating activities of $165.0 million
•Produced pro forma adjusted free cash flow1 of $61.6 million
•Drilling and completion (“D&C”) capital expenditures were $122.1 million
•Strong second quarter sales volumes, recent acquisitions and increased activity associated with the acquisitions have allowed the Company to increase the mid-point of its full-year 2022 total sales volumes outlook by more than 1.2 Mboe/d
•Recently closed additional bolt-on transactions, bringing year-to-date acquisitions in the Eagle Ford to eight transactions with initial purchase prices totaling approximately $139 million, subject to customary adjustments. The transactions, which closed late in the second quarter and early in the third quarter, added current production, approximately 20,000 net acres and additional high-return development opportunities
•As of July 29, 2022, approximately $46 million had been returned to shareholders through share repurchases since program initiation in May 2022
•Continued strengthening of capital structure with a leverage ratio2 of approximately 0.8x at quarter-end, incorporating approximately $50 million reduction in total net debt1 since year-end 2021

“We continue to perform exceptionally well year-to-date, generating significant free cash flow through disciplined investments while capturing numerous accretive bolt-ons that are expected to add value for years to come,” said Ranger President and CEO, Darrin Henke. “For the second quarter, our capital investments remained on track and our sales volumes were at the high-end of our guidance. During the quarter, we were able to expand our cash return framework as we reloaded and extended our share buyback program and initiated our first quarterly dividend. We have significantly increased our cash flow through both organic growth and strategic consolidation while simultaneously decreasing our share count and leverage. This has resulted in significant growth in cash-on-cash returns for our investors.”

Second Quarter 2022 Financial and Operating Results

Ranger reported a second quarter 2022 net income of $148.0 million. Adjusted net income1 was $120.4 million for the second quarter of 2022. Ranger posted adjusted EBITDAX1 of $189.8 million, net cash provided by operating activities of $165.0 million and generated pro forma adjusted free cash flow1 of $61.6 million during the quarter.
Total operating expenses for the second quarter of 2022 were $109.2 million, or $31.20 per boe. Adjusted direct operating expenses1 were $52.5 million, or $14.98 per boe, in the second quarter of 2022 which consist of lease operating expenses (“LOE”), gathering, processing and transportation expenses (“GPT”), production and ad valorem taxes, and adjusted cash general and administrative expenses1 (“G&A”), excluding depreciation, depletion and amortization (“DD&A”) and significant special charges. A breakdown of operating expenses, as well as guidance for the remainder of the year, can be found in additional tables included in this release.
Total sales volumes for the second quarter of 2022 were at the upper-end of Ranger’s guidance at 38.5 Mboe/d (71% crude oil/86% liquids). Oil sales during the quarter were 27.5 Mbbl/d, also toward the high-end of Ranger’s previous guidance (26.6 - 27.8 Mbbl/d).

Exhibit 99.1
Expanded Shareholder Return Program

Ranger recently expanded its cash return framework for shareholders, increasing its share buyback authorization and declaring a cash dividend.
•As of July 29, 2022, Ranger has repurchased approximately $46 million (1.35 million shares) of its Class A common stock, or more than 3% of total equity outstanding, at an average price of approximately $33.67 per share.
•In early July, Ranger’s Board of Directors increased its share repurchase authorization by $40 million to $140 million and extended the program term through June 30, 2023.
•The Board declared an inaugural cash dividend of $0.075 per share of Class A common stock, payable August 4, 2022 to Class A common stockholders of record as of the close of business on July 25, 2022.

2022 Outlook

Along with the increase in anticipated sales volumes for 2022 noted above, Ranger expects its capital expenditures for the original 2022 development plan (“Initial D&C”) to remain within the previously announced range at approximately $425 million, due to the Company effectively managing the ongoing inflationary environment. In addition, as a result of sustained operating efficiencies driving accelerated development activity, combined with increased working interests and longer laterals following recent bolt-ons, Ranger is increasing its capital expenditures outlook by an incremental $30 million (“Incremental D&C”). The Incremental D&C is expected to benefit future sales volumes and increase development efficiencies.

Ranger’s third quarter capital expenditure guidance reflects its temporary use of a third drilling rig, which is developing assets located in LaSalle County, approximately 180 miles southwest of Ranger’s development activity in Gonzales and Lavaca counties. After the wells in LaSalle are completed, which is anticipated to conclude in the third quarter, Ranger expects to maintain a two-rig development pace in the fourth quarter. The Company is considering adding a third rig to its development program in early 2023 based on its decreasing leverage, increased acreage position, and the strong projected returns and free cash flow generated by its deep inventory at current commodity prices. This potential increase in activity would create additional momentum in early 2023 and significantly benefit full-year 2023 sales volumes.

The table below sets forth the Company’s updated operational and financial guidance for the third quarter and full-year 2022 as well as a summary of prior guidance as reported in March and May 2022:

	Full Year 2022
	Prior March 2022 Outlook Midpoint [4]	Prior May 2022 Outlook Midpoint [4]	Current Outlook	3Q 2022
Total Sales Volumes (boe/d)	39,750	40,000	40,400 – 42,000	40,900 – 42,500
Oil Sales Volumes (bbl/d)	28,500	28,750	28,700 – 30,300	29,900 – 31,100

Direct Operating Expenses
LOE (per boe)	$5.20	$5.20	$5.35 - $5.85	$5.75 - $6.25
GPT expenses (per boe)	$2.40	$2.40	$2.50 - $2.80	$2.50 - $2.90
Ad valorem and production taxes (% of product revenue)	6.25%	6.25%	5.75% - 6.25%	5.6% - 6.1%
Adjusted Cash G&A expenses (per boe) [1]	$2.30	$2.30	$2.00 - $2.50	$1.90 - $2.40

Capital Expenditures (millions)
Initial Drilling & Completion	$400	$400	~$425[3]
Incremental Drilling & Completion			~$30[3]
Total Drilling & Completion	$400	$400	$440 - $470	$135 - $160

Exhibit 99.1
Balance Sheet and Liquidity

As of June 30, 2022, Ranger had $400 million of senior unsecured notes and approximately $137 million drawn, net of cash, on its revolving credit facility. This represents a reduction in net debt1 from year-end 2021 to June 30, 2022 of approximately $50 million. The Company’s borrowing base under its revolving credit facility was recently increased to $875 million, with elected commitments of $400 million. Ranger is currently undergoing an additional borrowing base redetermination to reflect the Company’s recent increase in producing reserves and bolt-on acquisitions.

1 Adjusted EBITDAX, pro forma adjusted free cash flow, adjusted net income, net debt, LTM pro forma adjusted EBITDAX, adjusted direct operating expenses and adjusted cash G&A are non-GAAP supplemental financial measures. See the definitions and reconciliation to their most comparable GAAP measures within this release.

2 Leverage Ratio defined as net debt divided by LTM pro forma adjusted EBITDAX.

3 Represents mid-point of expected range.

4 Prior guidance is provided for reference only; Ranger is not restating prior guidance.

Conference Call and Webcast Details

Ranger plans to hold a conference call and webcast at 10 a.m. ET on Wednesday, August 3, 2022. Supplemental slides, which the Company plans to reference during the call, have been posted to its website at www.RangerOil.com. To participate in the conference call, please dial (844) 707-6931 (international: (412) 317-9248) approximately 10 minutes prior to the scheduled start time. For the webcast, please log in to Ranger’s website at least 15 minutes prior to the scheduled start time to download supporting materials and install necessary audio software.
A replay of the webcast (posted shortly after the call) will be available on the Company’s website through August 11, 2022. The replay can be accessed by phone by dialing (877) 344-7529 (international (412) 317-0088) and entering passcode 4467021.

About Ranger Oil Corporation

Ranger Oil is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs, and natural gas, with operations in the Eagle Ford shale in South Texas. For more information, please visit our website at www.RangerOil.com.

Cautionary Statements Regarding Guidance and Other Matters

The estimates and guidance discussed in this release are based on assumptions of current and future capital expenditure levels, prices for oil, NGLs, and natural gas, available liquidity, indications of supply and demand for oil, well results, and operating costs. This release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Further, expectations regarding the announced share repurchase program are subject to a variety of factors, including among other things, our earnings, liquidity, capital requirements, financial condition, management’s assessment of the intrinsic value of the Class A common stock, the market price of the Company’s Class A common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements and other factors deemed relevant. In connection with any dividend, Ranger’s operating subsidiary will also make a corresponding distribution to its common unitholders. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Exhibit 99.1
Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements generally include, words such as “anticipate,” “target,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “guidance,” “expects,” “consider,” “continues,” “project,” “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could,” “focus” and variations of such words or similar expressions, including the negative thereof, to identify that they are forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the risk that the benefits of the acquisition of Lonestar may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; the impact of the COVID-19 pandemic, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing; our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; our ability to execute our business plan in volatile commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to realize expected operating efficiencies; our ability to meet guidance, market expectations and internal projections, including type curves; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; our ability to repurchase shares pursuant to our announced share repurchase program or declare dividends; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to convert drilling locations into reserves and production, if at all; the longevity of our currently estimated inventory; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenues and other
Crude oil	$273,589	$226,732	$116,314	$500,321	$198,227
Natural gas liquids	18,818	16,740	4,388	35,558	7,950
Natural gas	21,037	12,127	3,087	33,164	5,920
Total product revenues	313,444	255,599	123,789	569,043	212,097
Other operating income, net	1,047	856	910	1,903	1,157
Total revenues and other	314,491	256,455	124,699	570,946	213,254
Operating expenses
Lease operating	18,908	18,102	9,728	37,010	18,553
Gathering, processing and transportation	8,638	9,040	5,173	17,678	9,847
Production and ad valorem taxes	16,774	13,140	6,721	29,914	12,234
General and administrative	10,635	9,779	6,985	20,414	20,162
Depreciation, depletion and amortization	54,290	50,893	28,795	105,183	52,679
Impairments of oil and gas properties	—	—	—	—	1,811
Total operating expenses	109,245	100,954	57,402	210,199	115,286
Operating income	205,246	155,501	67,297	360,747	97,968
Other income (expense)
Interest expense, net of amounts capitalized	(11,038)	(10,697)	(5,303)	(21,735)	(10,700)
Gain (loss) on extinguishment of debt	—	2,157	—	2,157	(1,231)
Derivative losses	(44,942)	(167,887)	(54,227)	(212,829)	(98,595)
Other, net	82	76	—	158	(6)
Income (loss) before income taxes	149,348	(20,850)	7,767	128,498	(12,564)
Income tax (expense) benefit	(1,308)	189	(171)	(1,119)	139
Net income (loss)	148,040	(20,661)	7,596	127,379	(12,425)
Net (income) loss attributable to Noncontrolling interest	(76,856)	10,676	(4,551)	(66,180)	1,898
Net income (loss) attributable to common shareholders	$71,184	$(9,985)	$3,045	$61,199	$(10,527)

Net income (loss) per share attributable to common shareholders:
Basic	$3.41	$(0.47)	$0.20	$2.91	$(0.69)
Diluted	$3.33	$(0.47)	$0.20	$2.85	$(0.69)

Weighted average shares outstanding:
Basic	20,887	21,107	15,311	20,996	15,287
Diluted	21,514	21,107	38,372	21,604	15,287

Exhibit 99.1
RANGER OIL CORPORATION
SELECTED OPERATING STATISTICS (UNAUDITED)
(in thousands, except per share, production and price data)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Total Sales Volume [1]
Crude oil (Mbbl)	2,502	2,428	1,831	4,930	3,300
NGLs (Mbbl)	512	501	240	1,013	450
Natural gas (MMcf)	2,926	2,810	1,143	5,737	2,156
Total (Mboe)	3,502	3,398	2,261	6,899	4,109
Average daily sales volume (boe/d) [1]	38,479	37,752	24,844	38,118	22,701

Realized Prices
Crude oil ($/bbl)	$109.34	$93.38	$63.54	$101.48	$60.07
NGLs ($/bbl)	$36.77	$33.40	$18.31	$35.11	$17.68
Natural gas ($/Mcf)	$7.19	$4.32	$2.70	$5.78	$2.75
Aggregate ($/boe)	$89.51	$75.23	$54.75	$82.48	$51.62

Realized Prices, including effects of derivatives, net [2]
Crude oil ($/bbl)	$84.43	$74.00	$52.70	$79.29	$49.18
NGLs ($/bbl)	$35.10	$33.40	$17.87	$34.27	$17.44
Natural gas ($/Mcf)	$4.08	$3.96	$2.71	$4.02	$2.77
Aggregate ($/boe)	$68.87	$61.08	$45.93	$65.03	$42.86

1    All volumetric statistics presented above represent volumes of commodity production that were sold during the periods presented. Volumes of crude oil physically produced in excess of volumes sold are placed in temporary storage to be sold in subsequent periods.
2    Realized prices, including effects of derivatives, net are non-GAAP measures. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures appear at the end of this release.

Exhibit 99.1
RANGER OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets	$275,714	$186,151
Net property and equipment	1,534,492	1,383,348
Other noncurrent assets	16,332	7,109
Total assets	$1,826,538	$1,576,608

Liabilities and equity
Liabilities
Current liabilities	$445,659	$268,882
Other noncurrent liabilities	41,399	36,966
Total long-term debt, net	565,329	601,252
Equity
Common shareholders’ equity	368,493	323,532
Noncontrolling interest	405,658	345,976
Total equity	774,151	669,508
Total liabilities and equity	$1,826,538	$1,576,608

Exhibit 99.1
RANGER OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cash flows from operating activities
Net income (loss)	$148,040	$(20,661)	$7,596	$127,379	$(12,425)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on extinguishment of debt	—	(2,157)	—	(2,157)	1,231
Depreciation, depletion and amortization	54,290	50,893	28,795	105,183	52,679
Impairments of oil and gas properties	—	—	—	—	1,811
Derivative contracts:
Net losses	44,942	167,887	54,227	212,829	98,595
Cash settlements and premiums paid, net	(74,514)	(29,408)	(16,634)	(103,922)	(23,803)
Deferred income tax expense (benefit)	865	(721)	61	144	(249)
Non-cash interest expense	871	800	568	1,671	1,179
Share-based compensation	2,049	924	962	2,973	3,208
Other, net	(5)	(182)	7	(187)	9
Changes in operating assets and liabilities, net	(11,489)	(33,540)	14,956	(45,029)	990
Net cash provided by operating activities	165,049	133,835	90,538	298,884	123,225

Cash flows from investing activities
Capital expenditures	(103,071)	(71,173)	(60,948)	(174,244)	(95,706)
Acquisitions of oil and gas properties	(45,976)	—	—	(45,976)	—
Deposits for the acquisitions of oil and gas properties	(6,411)	—	—	(6,411)	—
Proceeds from sales of assets, net	(34)	656	149	622	153
Net cash used in investing activities	(155,492)	(70,517)	(60,799)	(226,009)	(95,553)

Cash flows from financing activities
Proceeds from credit facility borrowings	193,000	50,000	20,000	243,000	20,000
Repayments of credit facility borrowings	(150,000)	(130,000)	(10,000)	(280,000)	(95,500)
Repayments of second lien term loan	—	—	(1,875)	—	(55,015)
Repayments of acquired debt	(92)	(83)	—	(175)	—
Payments for share repurchases	(24,127)	—	—	(24,127)	—
Proceeds from redeemable common units	—	—	—	—	151,160
Proceeds from redeemable preferred stock	—	—	—	—	2
Transaction costs paid on behalf of Noncontrolling interest	—	—	—	—	(5,543)
Issuance costs paid for Noncontrolling interest securities	—	—	—	—	(3,758)
Withholding taxes for share-based compensation	(205)	(445)	(38)	(650)	(514)
Debt issuance costs paid	(41)	(113)	—	(154)	(1,830)
Net cash (used in) provided by financing activities	18,535	(80,641)	8,087	(62,106)	9,002
Net increase (decrease) in cash and cash equivalents	28,092	(17,323)	37,826	10,769	36,674
Cash and cash equivalents – beginning of period	6,358	23,681	11,868	23,681	13,020
Cash and cash equivalents – end of period	$34,450	$6,358	$49,694	$34,450	$49,694

Exhibit 99.1
RANGER OIL CORPORATION
CERTAIN NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
Reconciliation of GAAP “Realized prices” to Non-GAAP “Realized prices, including effects of derivatives, net”
We present our realized prices for crude oil, natural gas and aggregate (including crude oil, NGLs and natural gas), as adjusted for the effects of derivatives, net as we believe these measures are useful to management and stakeholders in determining the effectiveness of our price-risk management program that is designed to reduce the volatility associated with our operations. Realized prices for crude oil, NGLs, natural gas and aggregate, as adjusted for the effects of derivatives, net, are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). The following table presents the calculation of our non-GAAP realized prices for crude oil, NGLs, natural gas and aggregate, as adjusted for the effects of derivatives, net and reconciles to realized prices for crude oil, NGLs, natural gas and aggregate determined in accordance with GAAP:

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Realized crude oil prices ($/bbl)	$109.34	$93.38	$63.54	$101.48	$60.07
Effects of derivatives, net ($/bbl)	(24.91)	(19.38)	(10.84)	(22.19)	(10.89)
Crude oil realized prices, including effects of derivatives, net ($/bbl)	$84.43	$74.00	$52.70	$79.29	$49.18

Realized natural gas liquid prices ($/bbl)	$36.77	$33.40	$18.31	$35.11	$17.68
Effects of derivatives, net ($/bbl)	(1.67)	—	(0.44)	(0.84)	(0.24)
Natural gas liquid realized prices, including effects of derivatives, net ($/bbl)	$35.10	$33.40	$17.87	$34.27	$17.44

Realized natural gas prices ($/Mcf)	$7.19	$4.32	$2.70	$5.78	$2.75
Effects of derivatives, net ($/Mcf)	(3.11)	(0.36)	0.01	(1.76)	0.02
Natural gas realized prices, including effects of derivatives, net ($/Mcf)	$4.08	$3.96	$2.71	$4.02	$2.77

Aggregate realized prices ($/boe)	$89.51	$75.23	$54.75	$82.48	$51.62
Effects of derivatives, net ($/boe)	(20.64)	(14.15)	(8.82)	(17.45)	(8.76)
Aggregate realized prices, including effects of derivatives, net ($/boe)	$68.87	$61.08	$45.93	$65.03	$42.86
Effects of derivatives includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”
Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, the effects of gains and losses on the sales of assets, (gain) loss on extinguishment of debt, acquisition, integration and strategic transaction costs, and organizational restructuring costs, including severance. We believe that non-GAAP adjusted net income provides meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands, except per share amounts)
Net income (loss)	$148,040	$(20,661)	$7,596	$127,379	$(12,425)
Adjustments for derivatives:
Net losses	44,942	167,887	54,227	212,829	98,595
Realized settlements, net [1]	(72,769)	(49,004)	(20,900)	(121,773)	(37,882)
Impairments of oil and gas properties	—	—	—	—	1,811
Gain on sales of assets, net	(10)	(188)	—	(198)	(4)
(Gain) loss on extinguishment of debt	—	(2,157)	—	(2,157)	1,231
Acquisition, integration and strategic transaction costs	435	1,743	—	2,178	4,655
Organizational restructuring costs, including severance	—	—	—	—	239
Income tax effect of adjustments	(240)	1,072	(735)	791	(761)
Adjusted net income [2]	$120,398	$98,692	$40,188	$219,049	$55,459

[1]	Realized settlements, net includes, as applicable to the period presented: (i) current period commodity and interest rate derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

[2]	Adjusted net income includes the adjusted net income attributable to noncontrolling interest for all periods presented.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Actual
Adjusted EBITDAX represents net income (loss) before (gain) loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, integration and strategic transaction costs, and organizational restructuring costs, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands, except per unit amounts)
Net income (loss)	$148,040	$(20,661)	$7,596	$127,379	$(12,425)
Adjustments to reconcile to Adjusted EBITDAX:
(Gain) loss on extinguishment of debt	—	(2,157)	—	(2,157)	1,231
Interest expense, net	11,038	10,697	5,303	21,735	10,700
Income tax (benefit) expense	1,308	(189)	171	1,119	(139)
Impairments of oil and gas properties	—	—	—	—	1,811
Depreciation, depletion and amortization	54,290	50,893	28,795	105,183	52,679
Share-based compensation expense	2,049	924	962	2,973	3,208
Gain on sales of assets, net	(10)	(188)	—	(198)	(4)
Adjustments for derivatives:
Net losses	44,942	167,887	54,227	212,829	98,595
Realized commodity settlements, net [1]	(72,292)	(48,066)	(19,944)	(120,358)	(36,003)
Adjustment for special items:
Acquisition, integration and strategic transaction costs	435	1,743	—	2,178	4,655
Organizational restructuring costs, including severance	—	—	—	—	239
Adjusted EBITDAX	$189,800	$160,883	$77,110	$350,683	$124,547
Net income per boe	$42.28	$(6.08)	$3.36	$18.46	$(3.02)
Adjusted EBITDAX per boe	$54.20	$47.35	$34.11	$50.83	$30.31

[1]
Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX” - Pro Forma
Adjusted EBITDAX represents net income (loss) before (gain) loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including acquisition, integration and strategic transaction costs, and organizational restructuring costs, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Ranger Oil may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Ranger Oil’s results as reported under GAAP.

	June 30, 2022			June 30, 2022
	LTM Actual	Lonestar [1]	Acquisitions [2]	LTM Pro Forma [1,2]
	(in thousands, except per unit amounts)
Net income	$238,722	$5,397	$32,448	$276,567
Adjustments to reconcile to Adjusted EBITDAX:
Loss on extinguishment of debt	5,472	—	—	5,472
Interest expense, net	44,196	4,314	—	48,510
Income tax expense	2,818	127	—	2,945
Impairments of oil and gas properties	—	—	—	—
Depreciation, depletion and amortization	184,161	7,191	—	191,352
Share-based compensation expense	15,354	518	—	15,872
Gain on sales of assets, net	(203)	—	—	(203)
Adjustments for derivatives:
Net losses	251,233	7,142	—	258,375
Realized commodity settlements, net [3]	(175,096)	—	—	(175,096)
Adjustment for special items:
Acquisition, integration and strategic transaction costs	21,343	7,931	—	29,274
Organizational restructuring costs, including severance	128	—	—	128
Other, net	—	210	—	210
Adjusted EBITDAX	$588,128	$32,830	$32,448	$653,406
Net income per boe	$18.44	$4.20	N/A	$18.79
Adjusted EBITDAX per boe	$45.43	$25.55	N/A	$44.39

[1]
LTM Adjusted EBITDAX pro forma for the Lonestar Acquisition is derived from the historical periods as reported in Lonestar Resources’ respective Quarterly Report on Form 10-Q includes the use of the financial information for the third quarter of 2021 derived from its general ledger system and reported on the same basis of accounting as applied for prior reported periods.

[2]
LTM Adjusted EBITDAX pro forma includes the impacts of the acquisitions that closed as of June 30, 2022 to reflect the revenues and direct operating expenses associated with the incremental working interest we acquired in the Ranger-operated producing wells.

[3]
Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements (excluding novated and settled Lonestar derivative contracts); (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

Exhibit 99.1
Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per boe”
Adjusted direct operating expenses and adjusted direct operating expenses per boe are supplemental non-GAAP financial measure that exclude certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per boe is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands, except per unit amounts)
GAAP Operating expenses	$109,245	$100,954	$57,402	$210,199	$115,286
Less:
Share-based compensation	(2,049)	(924)	(962)	(2,973)	(3,208)
Impairments of oil and gas properties	—	—	—	—	(1,811)
Depreciation, depletion and amortization	(54,290)	(50,893)	(28,795)	(105,183)	(52,679)
Total cash direct operating expenses	52,906	49,137	27,645	102,043	57,588
Special charges:
Acquisition, integration and strategic transaction costs	(435)	(1,743)	—	(2,178)	(4,655)
Organizational restructuring costs, including severance	—	—	—	—	(239)
Non-GAAP Adjusted direct operating expenses	$52,471	$47,394	$27,645	$99,865	$52,694
Operating expenses per boe	$31.20	$29.71	$25.39	$30.47	$28.06
Total cash direct operating expenses per boe	$15.11	$14.46	$12.23	$14.79	$14.02
Non-GAAP Adjusted direct operating expenses per boe	$14.98	$13.95	$12.23	$14.47	$12.82

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”
Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
	(in thousands, except per unit amounts)
GAAP General and administrative expenses	$10,635	$9,779	$6,985	$20,414	$20,162
Less: Share-based compensation	(2,049)	(924)	(962)	(2,973)	(3,208)
Special charges:
Acquisition, integration and strategic transaction costs	(435)	(1,743)	—	(2,178)	(4,655)
Organizational restructuring costs, including severance	—	—	—	—	(239)
Adjusted cash-based general and administrative expenses	$8,151	$7,112	$6,023	$15,263	$12,060
GAAP General and administrative expenses per boe	$3.04	$2.88	$3.09	$2.96	$4.91
Adjusted cash general and administrative expenses per boe	$2.33	$2.09	$2.66	$2.21	$2.94

Exhibit 99.1
Definition and Explanation of Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital. Adjusted Free Cash Flow is defined as net cash provided by operating activities (a GAAP measure), adjusted for: gains (losses) on extinguishment of debt, cash and deposits paid for acquisitions (net of cash acquired), cash paid for capital expenditures, cash proceeds from sales of assets, (discounts) premiums associated with proceeds of debt offerings, assumption (repayments) of acquired and other debt, proceeds from noncontrolling interests (net of transaction/issuance costs paid), share repurchases, withholding taxes for share-based compensation and debt issuance costs paid. Pro Forma Adjusted Free Cash Flow is defined as Adjusted Free Cash Flow and includes changes to beginning Net debt to incorporate the effects of the Lonestar Acquisition and share repurchases and cash and deposits paid for acquisitions. We believe Adjusted Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Adjusted Free Cash Flow and Pro Forma Adjusted Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022	Twelve Months Ended June 30, 2022
	(in thousands)
Net cash provided by operating activities:	$165,049	$298,884	$464,684
Gain on extinguishment of debt	—	2,157	2,157
Cash paid for acquisitions [1]	(45,976)	(45,976)	(34,967)
Cash paid for capital expenditures	(103,071)	(174,244)	(334,881)
Cash deposits for acquisitions of oil and gas properties	(6,411)	(6,411)	(6,411)
Cash proceeds from sales of assets	(34)	622	629
Discounts associated with proceeds of debt offerings	—	—	(3,928)
Assumption (repayments) of acquired and other debt	(92)	(175)	(252,032)
Cash paid for share repurchases	(24,127)	(24,127)	(24,127)
Withholding taxes for share-based compensation	(205)	(650)	(792)
Debt issuance costs paid	(41)	(154)	(12,691)
Adjusted Free Cash Flow	$(14,908)	$49,926	$(202,359)
Pro Forma changes in Net debt [2]	—	—	325,349
Cash paid for share repurchases	24,127	24,127	24,127
Cash and deposits paid for acquisitions	52,387	52,387	52,387
Pro Forma Adjusted Free Cash Flow	$61,606	$126,440	$199,504

[1]	Twelve months ended June 30, 2022 includes cash paid for acquisitions, net of cash of $11.0 million in connection with the Lonestar Acquisition.

[2]	Net debt at the beginning of the period has been adjusted for the net cash effects of the Lonestar Acquisition. See the following table for adjustments to Net debt.

Exhibit 99.1
Net Debt
Net debt is a non-GAAP financial measure that is defined as total principal amount of long-term debt, excluding unamortized discount and debt issuance costs, less cash and cash equivalents. Long-term debt excludes non-recourse mortgage debt assumed with the Lonestar Acquisition. The most comparable financial measure to Net debt under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
	Actual	Actual	Actual	Actual	Pro Forma Adjusted [2]
	(in thousands)
Credit Facility	$171,000	$128,000	$208,000	$238,900	$238,900
9.25% Senior Notes due 2026	400,000	400,000	400,000	—	400,000
Second Lien facility, excludes unamortized discount and issue costs	—	—	—	144,985	144,985
Other debt [1]	—	—	2,157	—	—
Lonestar transaction [2]	—	—	—	—	(74,651)
Cash and cash equivalents	(34,450)	(6,358)	(23,681)	(49,694)	(49,694)
Net debt	$536,550	$521,642	$586,476	$334,191	$659,540

[1]	Other debt of $2.2 million was extinguished during the three months ended March 31, 2022.

[2]
Adjustments attributable to the Lonestar Acquisition and related debt repayments and hedge restructurings include (i) gross proceeds from the 9.25% Senior Notes due 2026 of $400 million less $3.9 million original issue discount, (ii) debt repayments totaling $392.7 million for the Second Lien Term Loan and Lonestar’s debt, (iii) hedge restructuring costs of $49.6 million and (iv) transaction expenses of $28.5 million.

Contact
Investor Relations
Ph: (713) 722-6540
E-Mail: invest@rangeroil.com